Exhibits 5.1 and 23.2

MARK N. SCHNEIDER

A PROFESSIONAL CORPORATION
4764 SOUTH 900 EAST, SUITE 3-C	TELEPHONE: (801) 263-3576
ATTORNEY AT LAW	SALT LAKE CITY, UTAH 84117	FACSIMILE: (801) 685-0949

December 6, 2007

Board of Directors

Castwell Precast Corporation

5641 South Magic Drive

Murray, Utah 84107

Re:	Castwell Precast Corporation

Registration Statement on Form SB-2

Gentlemen:

This firm has been retained by Castwell Precast Corporation (the “Company”), in connection with the registration statement on Form SB-2 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission relating to the sale of up to 1,000,000 shares of common stock, par value $0.001 (the “Stock”).

We are furnishing this opinion to you in accordance with Item 601(b)(5) of Regulation SB promulgated under the Securities Act for filing as Exhibit 5 to the Registration Statement.

We are familiar with the Registration Statement, and we have examined the Company’s articles of incorporation, as amended to date, the Company’s bylaws, as amended to date, and minutes, consents and resolutions of the Company’s board of directors. We have also examined such other documents, instruments, certificates, and corporate records, and such statutes, decisions and questions of law, as we have deemed necessary or appropriate for the purpose of this opinion. In our examination, we have assumed the conformity to original documents of documents submitted to us as copies, the genuineness of all signatures and that the documents submitted to us are within the capacity and powers of, and have been validly authorized, executed and delivered by, each party thereto, other than the Company.

Based on the foregoing, we are of the opinion that the Stock, when issued and paid for in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Company’s Board of Directors, will be validly issued, fully paid and non-assessable.

The opinion expressed above is limited to the laws of Nevada and the federal laws of the United States of America.

Castwell Precast Corporation

December 6, 2007

We hereby consent to the use of this opinion as an exhibit to the Registration

Statement and further consent to the use of the name of this firm, as counsel, therein. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

This opinion supersedes and replaces in its entirety the opinion dated July 10, 2007, addressed to the Board of Directors of the Company, and the July 10, 2007 opinion is hereby withdrawn.

Sincerely,

MARK N. SCHNEIDER
A Professional Corporation

/s/ Mark N. Schneider

Mark N. Schneider
President